Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Valero Energy Corporation, of our report dated May 5, 2004 relating to the combined financial statements of El Paso Aruba Refining Business, which appears in the Current Report on Form 8-K/A of Valero Energy Corporation filed May 10, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
August 31, 2004

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 10, 2003, except for paragraphs four and five of Note 14, as to which the date is May 7, 2003, relating to the financial statements of Orion Refining Corporation, which appears in the Current Report on Form 8-K/A of Valero Energy Corporation filed August 12, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New Orleans, Louisiana
August 31, 2004